UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2012

AFFYMAX, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33213	77-0579396
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation)

4001 Miranda Avenue
Palo Alto, California 94304
(Address of principal executive offices and zip code)

(650) 812 -8700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective October 1, 2012, Karin L. Walker, age 49, was appointed Vice President of Finance and Chief Accounting Officer of Affymax, Inc. (the “Company”).  In this position, Ms. Walker will earn an annual base salary of $265,000 and will be eligible to earn a target annual bonus of up to 30% of base salary based on performance (50% of the bonus amount will be based on the Company’s achievement of its corporate objectives and 50% will be based on Ms. Walker’s achievement of her individual objectives).  On October 2, 2012, Ms. Walker was granted an option to purchase 60,000 shares of the Company’s common stock at an exercise price of $21.27 per share, which was the closing price of the Company’s common stock as reported by the NASDAQ Global Market on the grant date.

Under the terms of the employment agreement with Ms. Walker, if Ms. Walker is terminated without cause or she resigns following a material reduction in duties or compensation or other events constituting constructive termination, she will receive the following severance benefits: (i) a lump sum cash payment equal to 6 months of her then current annual base salary, (ii) reimbursement of up to 12 months of COBRA premiums, and (iii) the right to exercise any vested stock options that have been granted to her until the earlier of one year following the date of termination or the expiration of the term of any such options.

In the event of a change of control of the Company and involuntary termination within 12 months, Ms. Walker will receive the following severance benefits: (i) a lump sum cash payment equal to 6 months of her then current annual base salary, (ii) a lump sum cash payment equal to one-half (1/2) times her annual target bonus potential for the year in which the acquisition occurs, (iii) reimbursement for up to 12 months of COBRA premiums, (iv) acceleration of vesting of all outstanding options, and (v) the right to exercise any such stock options until the earlier of three years following the date of termination or the expiration of the term of any such option. The Company and Ms. Walker have agreed to reduce severance benefits in certain circumstances to achieve the best after-tax result for Ms. Walker.

Ms. Walker is eligible to participate in other compensation plans and programs available to the Company’s officers and employees.

On October 2, 2012, the Company issued a press release announcing Ms. Walker’s appointment.  The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.                                          Financial Statements and Exhibits.

(d)  Exhibits:

Exhibit No.	Description
99.1	Press Release entitled “Affymax Appoints Karin L. Walker as Vice President of Finance and Chief Accounting Officer,” dated October 2, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AFFYMAX, INC .

Dated: October 2, 2012	By:	/s/ Grace U. Shin
Grace U. Shin
General Counsel